EXHIBIT 99


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 11K

                   ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                    For the Fiscal Year Ended July 31, 1994


                   -----------------------------------------


                            DONALDSON COMPANY, INC.

                       EMPLOYEES' RETIREMENT SAVINGS PLAN


                   -----------------------------------------


                            DONALDSON COMPANY, INC.

                             1400 WEST 94TH STREET

                          MINNEAPOLIS, MINNESOTA 55431



                              FINANCIAL STATEMENTS


                            DONALDSON COMPANY, INC.
                       EMPLOYEES' RETIREMENT SAVINGS PLAN

                       YEARS ENDED JULY 31, 1994 AND 1993





                            Donaldson Company, Inc.

                       Employees' Retirement Savings Plan


                              Financial Statements


                       Years ended July 31, 1994 and 1993




                         Contents

Report of Independent Auditors .............................1

Audited Financial Statements

Statements of Net Assets
 Available for Benefits ....................................2
Statements of Changes in
 Net Assets Available for Benefits .........................4
Notes to Financial Statements ..............................6
Schedule A--Assets Held for Investment ....................12
Schedule B--Transactions or
 Series of Transactions in Excess
 of 5% of the Current Value of Plan Assets ................13







                         Report of Independent Auditors

Administrative Committee
Donaldson Company, Inc. Employees' Retirement
  Savings Plan

We have audited the accompanying statements of net assets available for benefits of Donaldson Company, Inc. Employees' Retirement Savings Plan as of July, 31, 1994 and 1993, and the related statements of changes in net assets available for benefits for each of the two years in the period ended July 31, 1994. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at July 31, 1994 and 1993, and the changes in its net assets available for benefits for each of the two years in the period ended July 31, 1994, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of July 31, 1994 and transactions or series of transactions in excess of 5% of the current value of Plan assets for the year then ended are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the basic financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1994 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1994 financial statements taken as a whole.

/s/ Ernst & Young LLP

October 14, 1994


                            Donaldson Company, Inc.

                       Employees' Retirement Savings Plan

                Statements of Net Assets Available for Benefits



                                                                        July 31, 1994
                                             --------------------------------------------------------------------
                                                 Fidelity
                                                  Equity                     Fixed       Donaldson
                                                  Income     Cash Flow       Income     Common Stock
                                                   Fund        Fund           Fund           Fund        Total
                                              -----------   -----------   -----------   ----------    -----------
Cash                                          $    27,767   $ 1,069,004   $    35,396   $    67,104   $ 1,199,271
Loans to participants                                --       1,325,377          --            --       1,325,377

Investments:
 Fidelity Equity Income Fund                   13,678,993          --            --            --      13,678,993
 Common Stock of Donaldson Company, Inc.             --            --            --       9,387,910     9,387,910
 Investment in fixed income funds                    --            --      20,337,318          --      20,337,318
                                              -----------   -----------   -----------   -----------   -----------
                                               13,678,993          --      20,337,318     9,387,910    43,404,221

Accrued interest                                      106         3,422           135           256         3,919
                                              -----------   -----------   -----------   -----------   -----------
Net assets available for benefits             $13,706,866   $ 2,397,803   $20,372,849   $ 9,455,270   $45,932,788
                                              ===========   ===========   ===========   ===========   ===========







                            Donaldson Company, Inc.

                       Employees' Retirement Savings Plan


          Statements of Net Assets Available for Benefits (continued)



                                                                                        July 31, 1993
                                                             -----------------------------------------------------------------
                                                              Fidelity
                                                               Equity                        Fixed      Donaldson
                                                               Income       Cash Flow        Income    Common Stock
                                                                Fund           Fund           Fund         Fund          Total
                                                             -----------   -----------   -----------   -----------   ----------
Cash                                                         $    14,914   $   939,272   $    40,134   $    32,987   $ 1,027,307
Loans to participants                                               --       1,138,107          --            --       1,138,107

Investments:
 Fidelity Equity Income Fund                                   9,527,770          --            --            --       9,527,770
 Common Stock of Donaldson Company, Inc.                            --            --            --       5,716,953     5,716,953
 Investment in fixed income funds                                   --            --      21,669,908          --      21,669,908
                                                              -----------  -----------   -----------   -----------   -----------
                                                               9,527,770          --      21,669,908     5,716,953    36,914,631

Accrued interest                                                      43         2,233           115            95         2,486
                                                              -----------  -----------   -----------   -----------   -----------
Net assets available for benefits                            $ 9,542,727  $  2,079,612   $21,710,157   $ 5,750,035   $39,082,531
                                                              ===========  ===========   ===========   ===========   ===========



See accompanying notes.

                            Donaldson Company, Inc.

                       Employees' Retirement Savings Plan

           Statements of Changes in Net Assets Available for Benefits





                                                                    Year ended July 31, 1994
                                          ---------------------------------------------------------------------------
                                              Fidelity
                                               Equity                        Fixed           Donaldson
                                               Income        Cash Flow       Income        Common Stock
                                                Fund           Fund           Fund             Fund          Total
                                            ----------    ------------      ----------     -----------   ------------


Additions:
 Contribution from employees              $        --     $  4,094,610    $      --       $       --      $  4,094,610
 Investment income                             815,299          73,988       1,179,413          88,498       2,157,198
 Net gain on sales of other investments           --              --            13,491            --            13,491
                                          ------------    ------------    ------------    ------------    ------------
                                               815,299       4,168,598       1,192,904          88,498       6,265,299
Deductions:
 Interfund transfers (net)                  (3,873,913)      3,946,807       1,701,752      (1,774,647)           --
 Payments to participants                      594,259         (96,400)        827,413         146,404       1,471,676
                                          ------------    ------------    ------------    ------------    ------------
                                            (3,279,653)      3,850,407       2,529,165      (1,628,243)      1,471,676
Unrealized appreciation
 (depreciation) of investments
                                                69,187            --            (1,047)      1,988,494       2,056,634
                                          ------------    ------------    ------------    ------------    ------------
Net increase (decrease)                      4,164,139         318,191      (1,337,308)      3,705,235       6,850,257

Net assets available for benefits:
 Beginning of year                           9,542,727       2,079,612      21,710,157       5,750,035      39,082,531
                                          ------------    ------------    ------------    ------------    ------------
 End of year                              $ 13,706,866    $  2,397,803    $ 20,372,849    $  9,455,270    $ 45,932,788
                                          ============    ============    ============    ============    ============







                            Donaldson Company, Inc.

                       Employees' Retirement Savings Plan


Statements of Changes in Net Assets Available for Benefits (continued)




                                                                                 Year ended July 31, 1993
                                                           ------------------------------------------------------------------------
                                                           Fidelity
                                                            Equity                          Fixed         Donaldson
                                                            Income         Cash Flow        Income       Common Stock
                                                             Fund            Fund            Fund             Fund         Total
                                                          ----------    ------------      ---------       ----------    -----------
Additions:
 Contribution from employees                            $       --      $  3,353,464    $      --       $       --     $  3,353,464
 Investment income                                           283,085         117,980       1,324,335          61,750      1,787,150
 Net loss on sales of other investments                         --              --              (133)           --             (133)
 Other                                                          --              --             4,100            --            4,100
                                                           ---------       ---------      ----------       ---------     ----------
                                                             283,085       3,471,444       1,328,302          61,750      5,144,581
Deductions:
 Interfund transfers (net)                                (1,663,604)      3,570,121        (732,487)     (1,174,030)          --
 Payments to participants                                    253,206        (274,634)      1,651,911         121,785      1,752,268
                                                           ---------       ---------      ----------       ---------     ----------
                                                          (1,410,398)      3,295,487         919,424      (1,052,245)     1,752,268
Unrealized appreciation (depreciation) of investments
                                                           1,237,536            --              (967)        917,610      2,154,179
                                                           ---------       ---------      ----------       ---------     ----------
Net increase                                               2,931,019         175,957         407,911       2,031,605      5,546,492

Net assets available for benefits:
 Beginning of year                                         6,611,708       1,903,655      21,302,246       3,718,430     33,536,039
                                                           ---------       ---------      ----------       ---------     ----------
 End of year                                            $  9,542,727    $  2,079,612    $ 21,710,157    $  5,750,035   $ 39,082,531
                                                        ============    ============    ============    ============   ============


See accompanying notes.

                            Donaldson Company, Inc.
                       Employees' Retirement Savings Plan

                         Notes to Financial Statements

                                 July 31, 1994

1. SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING METHOD

The accounting records of the Plan are maintained on the accrual basis.

INVESTMENTS

Investments are recorded at current value. Securities which are traded on a national securities exchange are valued at the last reported sales price of the year. The market value of the units of participation in collective investment funds is based on the fair market value of the underlying investments.

Investments in the guaranteed investment contracts are valued at contract value. Contract value represents contributions made under the contract, plus interest at the contract rate, less funds withdrawn.

The change in the difference between current value and the cost of investments is reflected in the statement of changes in net assets available for benefits as unrealized appreciation (depreciation) of investments.

The net gain (loss) on the sale of investments is the difference between the proceeds received and the historical average cost of investments sold. For purposes of complying with the Department of Labor's requirements for preparing Form 5500, the Company determines net gain based on a revalued, rather than historical, cost.

EXPENSES

Except for investment management fees, which are netted against investment income, Donaldson Company, Inc. (the Plan's sponsor) pays all Plan related expenses including legal, accounting and other services.

RECLASSIFICATION

Certain amounts from the prior year have been reclassified to conform to the current year presentation.






2. DESCRIPTION OF THE PLAN

Effective February 1, 1991, the Donaldson Company, Inc. Salaried Employees' Retirement Savings Plan was amended and renamed the Donaldson Company, Inc. Employees' Retirement Savings Plan (the Plan).

Effective February 1, 1991, hourly employees represented by a labor union for collective bargaining purposes are eligible to participate in the Plan under the terms of a collective bargaining agreement and shall not be eligible for any employer discretionary contributions or loans.

The Plan is a defined contribution plan sponsored by Donaldson Company, Inc. The Plan allows employee contributions to the Plan through payroll deductions of 1% to 10% of their salary. Employees are 100% vested in their accounts at all times.

Amounts contributed to the Plan are invested in one of four investment options. Participants may choose between the following investment alternatives:

      * FIDELITY EQUITY INCOME FUND: Monies are invested in a mutual fund managed by Fidelity Management & Research Company. The fund invests in a diversified portfolio of common stocks which have above average dividend yields and potential for capital appreciation.

      * FIXED INCOME FUND: Monies are invested in two separate funds each comprised of highly diversified Guaranteed Investment Contracts and high quality money market investments. One of the funds is managed by IDS Trust Company and the other by US Trust Company. The Fixed Income Fund is designed to be a secure investment that will earn a relatively stable rate of interest.

      * DONALDSON COMMON STOCK FUND: Monies are invested in the common stock of Donaldson Company, Inc. This investment option is presented to provide participants with the opportunity to invest in the future growth of the Company.

The changes in net assets of the Plan are allocated to the individual participants' accounts quarterly as provided for in the Plan Agreement.






2. DESCRIPTION OF THE PLAN (CONTINUED)

The Company has the right under the Plan agreement to terminate the Plan. In the event of termination of the Plan, each participant is fully vested and the assets of the Plan shall be distributed to the participants.

3. INVESTMENTS

The current value of individual investments that represent 5% or more of the Plan's net assets is as follows:

                                                 1994                            1993
                                       ------------------------------------------------------
                                       Units or       Current          Units or       Current
                                        Shares         Value            Shares         Value
                                       -----------  -----------       -----------    ----------
Fidelity Equity Income Fund            416,280.981  $13,678,993       293,613.856   $ 9,527,770
Common Stock of Donaldson
 Company, Inc. (Sponsor)               383,180        9,387,910       153,992         5,716,953
IDS Trust Collective Income Fund       285,432.293   10,397,156       357,854.799    12,269,052
Capital Trust Company Guaranteed
 Investment Contract Fund              415,888        9,940,162       417,289         9,400,856


Following is information regarding investments:

                                       Year ended July 31
                                        1994        1993
                                   ------------   -----------
Cost of investments:
 Common Stock of Donaldson
  Company, Inc. (Sponsor)           $ 4,452,196   $ 2,769,735
 Fidelity Equity Income Fund         11,874,998     7,792,961
 Investment in fixed income funds    20,341,200    21,672,742
                                     ----------    ----------
Total cost                           36,668,394    32,235,438
Current value                        43,404,221    36,914,631
                                     ----------    ----------
Unrealized appreciation             $ 6,735,827   $ 4,679,193
                                    ===========   ===========






3. INVESTMENTS (CONTINUED)

During the two years ended July 31, 1994, the Plan's investments appreciated (depreciated) in fair value as follows:

                                         1994          1993
                                     -----------    -----------
Common Stock of
 Donaldson Company, Inc. (Sponsor)   $ 1,988,494    $   917,610
Fidelity Equity Income Fund               69,187      1,237,536
IDS Trust Collective Income Fund          (1,047)          (967)
                                     -----------    -----------
                                     $ 2,056,634    $ 2,154,179
                                     ===========    ===========


During the two years ended July 31, 1994, the Plan experienced net realized gains and losses on the sale of its investments as follows:

                 Cost       Proceeds     Net Gain
              ----------   ----------   ----------
1994:
 Other        $2,651,174   $2,664,665   $   13,491
              ----------   ----------   ----------
 Total        $2,651,174   $2,664,665   $   13,491
              ==========   ==========   ==========

1993:
 Other        $  960,302   $  960,169   $     (133)
              ----------   ----------   ----------
 Total        $  960,302   $  960,169   $     (133)
              ==========   ==========   ==========

4. LOANS TO PARTICIPANTS

Under the Plan agreement, a salaried participant may borrow up to 50% of their account balance or $50,000, whichever is less. At July 31, 1994 and 1993, $1,325,377 and $1,138,107, respectively, of loans were outstanding at interest rates varying from 7% to 11.5%.

5. INCOME TAX STATUS

The Internal Revenue Service issued a favorable determination letter dated November 14, 1991 stating that the Plan, as amended, is qualified under Section 401(a) and is exempt from federal income taxes under Section 501(a) of the Internal Revenue Code. Accordingly, no provision for income taxes has been included in these financial statements. Once qualified, the Plan is required to operate in conformity with the Code and ERISA to maintain its tax-exempt status. The administrator is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

6. TRANSACTIONS WITH PARTIES-IN-INTEREST

During the year ended July 31, 1994, the Plan purchased 70,456 shares of Donaldson Company, Inc. Common Stock on the open market for $1,682,463 and sold none. The Plan also received 158,732 shares as a result of a two-for-one stock split.

During the year ended July 31, 1993, the Plan purchased 32,690 shares of Donaldson Company, Inc. Common Stock on the open market for $1,129,958 and sold none.

The Plan received $85,650 and $57,789 in Common Stock dividends from Donaldson Company, Inc. for the years ended July 31, 1994 and 1993, respectively.

7. RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:
                                                             July 31
                                                      1994            1993
                                                 -----------------------------
Net assets available for
 benefits per the financial statements
                                                  $ 45,932,788    $ 39,082,531
Amounts allocated to withdrawing participants         (293,923)       (169,155)
                                                  ------------    ------------
Net assets available for benefits per Form 5500   $ 45,638,865    $ 38,913,376
                                                  ============    ============







7. RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500 (CONTINUED)

Amounts allocated to withdrawing participants by fund option are as follows:


                              Year ended July 31, 1994
- - ----------------------------------------------------------------------------
                                                Donaldson
   Fidelity Equity           Fixed             Common Stock
    Income Fund           Income Funds            Fund                 Total              1993 Total
- - ----------------------------------------------------------------------------------------------------
     $72,042                $200,072             $21,809              $293,923             $169,155
     =======                ========             =======              ========             ========

The following is a reconciliation of benefits paid to participants reported in the financial statements versus the Form 5500:

                                           July 31,
                                             1994
                                        ------------
Benefits paid to participants
 per the financial statements           $ 1,471,676
Add amounts allocated to withdrawing
 participants at July 31, 1994              293,923
Less amounts allocated to withdrawing
 participants at July 31, 1993             (169,155)
                                           --------
Benefits paid to participants
 per the Form 5500                      $ 1,596,444
                                        ===========


                            Donaldson Company, Inc.

                       Employees' Retirement Savings Plan

                     Schedule A--Assets Held for Investment

                                 July 31, 1994



     IDENTITY OF ISSUE,                                                                    CURRENT
 BORROWER OR SIMILAR PARTY                DESCRIPTION OF INVESTMENT                 COST              VALUE
- - ---------------------------------------------------------------------------------------------------------------
Fidelity Equity Income Fund             416,280.981 units of participation        $11,874,998       $13,678,993

*Donaldson Company, Inc.                383,180 shares of Common Stock              4,452,196         9,387,910

IDS Trust Collective Income Fund        285,432.293 units of participation         10,401,038        10,397,156

Capital Trust Company Guaranteed
      Investment Contract Fund          415,888 units of participation              9,940,162         9,940,162
                                                                                   ----------        ----------

TOTAL ASSETS HELD FOR INVESTMENT                                                  $36,668,394       $43,404,221
                                                                                  ===========       ===========


* Indicates party-in-interest

                            Donaldson Company, Inc.

                       Employees' Retirement Savings Plan

             Schedule B--Transactions or Series of Transactions in
                Excess of 5% of the Current Value of Plan Assets

                            Year ended July 31, 1994


                                                                                                             CURRENT VALUE
                                                                                                              OF ASSET ON
                                                                            PURCHASE    SELLING     COST OF   TRANSACTION  NET GAIN
IDENTITY OF PARTY INVOLVED              DESCRIPTION OF ASSET                 PRICE       PRICE        ASSET        DATE    OR (LOSS)
- - --------------------------    -----------------------------------------   -----------  ----------  ----------  ------------  -------
CATEGORY (iii)--A SERIES OF TRANSACTIONS IN EXCESS OF 5% OF BEGINNING PLAN ASSETS.

Fidelity Investments          Fidelity Equity Income Fund
                               Purchased 122,677.125 participating units
                                in 10 transactions                         $4,082,037               $4,082,037   $4,082,037

IDS Trust Company             Collective Income Fund
                               Purchased 20,501.346 participating units
                                in 13 transactions                            727,183                  727,183      727,183
                               Sold 73,263.785 participating units in
                                11 transactions                                        $2,599,314    2,598,031    2,599,314   $1,283


There were no category (i), (ii) or (iv) reportable transactions in fiscal 1994.